FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2020

Second Quarter Highlights

▪Improved Cash and Availability(3) to $45.5 million
▪Refinanced First and Second Lien Term Loans into single term loan facility; extends maturity, maintains interest rate level and supports Company’s long-term strategic plan
▪Net sales of $120.5 million; down $72.2 million, or 37.5%, compared to prior year comparable period, largely attributable to decreased sales volumes due to impact of COVID-19 pandemic
▪Operating loss of $(8.0) million; unfavorable $10.7 million compared to prior year comparable period
▪Net loss from continuing operations of $(16.7) million; unfavorable $5.6 million compared to prior year comparable period
▪Adjusted EBITDA(2) above break-even; down $12.2 million compared to prior year comparable period

Year to Date Highlights

▪Successfully amended ABL facility to stabilize liquidity and support Company’s long-term strategic plan
▪Generated $4.9 million cash from operating activities; $67.9 million improvement over prior year comparable period
▪Net sales of $283.7 million; down $86.6 million, or 23.4%, compared to prior year comparable period, largely attributable to decreased sales volumes due to impact of COVID-19 pandemic
▪Operating loss of $(14.7) million; unfavorable $4.0 million compared to prior year comparable period
▪Net loss from continuing operations of $(33.3) million; unfavorable $7.2 million compared to prior year comparable period
▪Adjusted EBITDA(2) of $3.0 million; down $8.3 million compared to prior year comparable period

Plymouth, Michigan, August 7, 2020 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the second quarter of 2020.

“I want to thank our global team for the tremendous resilience and leadership demonstrated during the global pandemic,” stated Terry Gohl, Horizon Global's President and Chief Executive Officer. “In the face of extremely difficult and unprecedented circumstances, we came together as one team and continued to improve the business each and every day. These efforts allowed us to support our customers in every geography and protect the health and safety of our colleagues and those in the communities in which we operate.”

Gohl continued, “During a quarter impacted by the global pandemic, we remained laser focused on our liquidity and balance sheet. The significant year-over-year improvement in liquidity and working capital reflects the successful efforts of our team to generate cash flow from operations. We appreciate the confidence and support from our lenders in connection with the recent refinancing of our term loan debt and ABL facility. These transactions extend our debt maturities and provide us long-term stability to execute our strategic plan.”

2020 Second Quarter Segment Results
Horizon Americas. Net sales decreased $34.8 million, or 32.0%, to $74.1 million. Net sales in all channels were negatively impacted by the COVID-19 pandemic. Gross profit decreased $8.8 million, due to lower net sales, partially offset by lower scrap costs, inventory reserves and outbound freight costs. Horizon Americas generated an operating profit of $3.4 million, representing a decrease of $6.1 million, with unfavorable gross profit partially offset by lower SG&A costs. Adjusted EBITDA(2) decreased to $5.9 million for the quarter, as compared to $12.1 million for the prior year comparable period.
Horizon Europe-Africa. Net sales decreased $37.3 million, or 44.6%, to $46.4 million due primarily to the impact of the COVID-19 pandemic. In response, the Company temporarily idled certain manufacturing facilities in line with customer demand and in accordance with applicable government mandated operations restrictions, leading to a $33.5 million decrease in net sales in the automotive OEM and OES channels. Net sales on a constant currency(1) basis decreased $36.5 million, or 43.6%. Gross profit decreased $9.5 million, primarily driven by lower net sales attributable to the impact of the COVID-19 pandemic. Operating loss for the quarter was $(6.0) million, which represented a $7.6 million decrease primarily relating to unfavorable gross profit, partially offset by lower SG&A costs. Adjusted EBITDA(2) was $(2.2) million for the quarter, a decrease of $6.6 million from the prior year comparable period.
Balance Sheet and Liquidity. Gross debt decreased $172.8 million to $275.4 million from the end of the prior year comparable period. Total liquidity, which includes borrowing availability under the ABL and cash on-hand, was $45.5 million, up $9.8 million compared to the end of the prior year comparable period, after removing any prior-year impacts related to the APAC discontinued operations reporting.

Summary
Gohl commented, “Our sales levels through the second quarter and into the third quarter reflect a positive upswing in demand for our products. We believe we are well positioned to meet this demand and emerge from the pandemic as the clear market leader. We realize that the uncertainties associated with the pandemic are not behind us and we cannot overemphasize the importance of maintaining operational and financial flexibility to respond to shifts in customer ordering patterns. To this end, we continue to execute on our operational improvement initiatives and streamline our cost structure, while focusing on throughput and capacity to service our customers. We expect all these efforts to create near- and long-term value for our employees, customers and shareholders.”

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2020 earnings on Friday, August 7, 2020 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (866) 652-5200 and from outside the U.S. at (412) 317-6060. Please use the conference identification number 10146653.
The second quarter 2020 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on August 7, 2020 and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10146653. The telephone replay will be available approximately two hours after the end of the call and continue through August 21, 2020.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in

North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,600 employees.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, financial condition and liquidity; the Company’s ability to regain compliance with the New York Stock Exchange’s continued listing standards; the Company’s leverage; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; factors affecting the Company's business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
We evaluate results in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(2)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

(3)	"Cash and Availability" as of June 30, 2019 excludes the Asia-Pacific operating segment, which was sold in the third quarter of 2019. "Availability" refers to amounts of cash accessible but undrawn from credit facilities.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,230	$11,770
Restricted cash	5,770	—
Receivables, net	86,500	71,680
Inventories	116,220	136,650
Prepaid expenses and other current assets	8,870	8,570
Total current assets	251,590	228,670
Property and equipment, net	73,260	75,830
Operating lease right-of-use assets	44,130	45,770
Goodwill	3,200	4,350
Other intangibles, net	56,450	60,120
Deferred income taxes	490	430
Other assets	7,680	5,870
Total assets	$436,800	$421,040
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$10,060	$4,310
Accounts payable	85,330	78,450
Short-term operating lease liabilities	10,270	9,880
Accrued liabilities	50,890	48,850
Total current liabilities	156,550	141,490
Gross long-term debt	265,290	236,550
Unamortized debt issuance costs and discount	(25,330)	(31,500)
Long-term debt	239,960	205,050
Deferred income taxes	4,040	4,040
Long-term operating lease liabilities	46,610	48,070
Other long-term liabilities	15,780	13,790
Total liabilities	462,940	412,440
Total Horizon Global shareholders' (deficit) equity	(21,730)	12,340
Noncontrolling interest	(4,410)	(3,740)
Total shareholders' (deficit) equity	(26,140)	8,600
Total liabilities and shareholders' equity	$436,800	$421,040

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(Unaudited - dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$120,490	$192,650	$283,740	$370,320
Cost of sales	(102,440)	(156,340)	(239,440)	(310,450)
Gross profit	18,050	36,310	44,300	59,870
Selling, general and administrative expenses	(26,000)	(33,670)	(58,860)	(72,040)
Net (loss) gain on dispositions of property and equipment	(20)	10	(90)	1,450
Operating (loss) profit	(7,970)	2,650	(14,650)	(10,720)
Other (expense) income, net	(450)	500	(2,120)	(4,970)
Interest expense	(8,220)	(15,320)	(16,410)	(26,150)
Loss from continuing operations before income tax	(16,640)	(12,170)	(33,180)	(41,840)
Income tax (expense) benefit	(80)	1,040	(70)	1,310
Net loss from continuing operations	(16,720)	(11,130)	(33,250)	(40,530)
Income (loss) from discontinued operations, net of tax	—	2,990	—	6,770
Net loss	(16,720)	(8,140)	(33,750)	(33,760)
Less: Net loss attributable to noncontrolling interest	(380)	(60)	(670)	(580)
Net loss attributable to Horizon Global	$(16,340)	$(8,080)	$(33,080)	$(33,180)
Net (loss) income per share attributable to Horizon Global:
Basic:
Continuing operations	$(0.64)	$(0.44)	$(1.28)	$(1.58)
Discontinued operations	—	0.12	(0.02)	0.27
Total	$(0.64)	$(0.32)	$(1.30)	$(1.31)
Diluted:
Continuing operations	$(0.64)	$(0.44)	$(1.28)	$(1.58)
Discontinued operations	—	0.12	(0.02)	0.27
Total	$(0.64)	$(0.32)	$(1.30)	$(1.31)
Weighted average common shares outstanding:
Basic	25,618,793	25,282,791	25,509,794	25,235,704
Diluted	25,618,793	25,282,791	25,509,794	25,235,704

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(33,750)	$(33,760)
Less: (Loss) income from discontinued operations	(500)	6,770
Net loss from continuing operations	(33,250)	(40,530)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used for) operating activities:
Net loss (gain) on dispositions of property and equipment	90	(1,450)
Depreciation	7,100	7,390
Amortization of intangible assets	3,430	3,130
Amortization of original issuance discount and debt issuance costs	8,100	9,900
Deferred income taxes	10	260
Non-cash compensation expense	1,320	940
Paid-in-kind interest	3,660	4,370
Increase in receivables	(16,780)	(28,510)
Decrease (increase) in inventories	19,270	(7,820)
Increase in prepaid expenses and other assets	(2,890)	(1,040)
Increase in accounts payable and accrued liabilities	13,460	4,270
Other, net	1,380	(13,920)
Net cash provided by (used for) operating activities for continuing operations	4,900	(63,010)
Cash Flows from Investing Activities:
Capital expenditures	(5,450)	(5,680)
Net proceeds from sale of business	—	4,970
Net proceeds from disposition of property and equipment	70	1,550
Net cash (used for) provided by investing activities for continuing operations	(5,380)	840
Cash Flows from Financing Activities:
Net cash provided by financing activities for continuing operations	29,320	37,660
Discontinued Operations:
Net cash (used for) provided by discontinued operating activities	(500)	14,250
Net cash used for discontinued investing activities	—	(920)
Net cash provided by discontinued financing activities	—	—
Net cash (used for) provided by discontinued operations	(500)	13,330
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(110)	290
Cash, Cash Equivalents and Restricted Cash:
Increase (decrease) for the period	28,230	(10,890)
At beginning of period	11,770	27,650
At end of period	$40,000	$16,760
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,370	$11,750
Cash paid for taxes, net of refunds	$440	$910

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA is defined as net income attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable such as severance, restructuring, relocation and related business disruption costs, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability recall and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes Adjusted EBITDA for our operating segments for the three months ended June 30, 2020 (“2Q20”) and 2019 (“2Q19”):

	Three Months Ended June 30, 2020				Three Months Ended June 30, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net loss attributable to Horizon Global				$(16,340)				$(8,080)	$(8,260)
Net loss attributable to noncontrolling interest				(380)				(60)	(320)
Net loss				$(16,720)				$(8,140)	$(8,580)
Interest expense				8,220				15,320	(7,100)
Income tax expense (benefit)				80				(1,040)	1,120
Depreciation and amortization				5,470				5,310	160
EBITDA	$5,350	$(3,250)	$(5,050)	$(2,950)	$11,220	$5,220	$(4,990)	$11,450	$(14,400)
Net loss attributable to noncontrolling interest	—	380	—	380	—	60	—	60	320
Income from discontinued operations, net of tax	—	—	—	—	—	—	(2,990)	(2,990)	2,990
Severance	—	—	—	—	(270)	20	—	(250)	250
Restructuring, relocation and related business disruption costs	410	30	210	650	540	(10)	—	530	120
Non-cash stock compensation	—	—	900	900	—	—	600	600	300
Loss on business divestitures and other assets	240	—	40	280	430	—	1,320	1,750	(1,470)
Board transition support	—	—	—	—	—	—	760	760	(760)
Debt issuance costs	—	—	560	560	—	—	1,300	1,300	(740)
Unrealized foreign currency remeasurement costs	(100)	690	(370)	220	150	(680)	(190)	(720)	940
Other	—	—	—	—	(10)	(200)	—	(210)	210
Adjusted EBITDA	$5,900	$(2,150)	$(3,710)	$40	$12,060	$4,410	$(4,190)	$12,280	$(12,240)

The following table summarizes Adjusted EBITDA for our operating segments for the six months ended June 30, 2020 (“2Q20 YTD”) and 2019 (“2Q19 YTD”):

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net loss attributable to Horizon Global				$(33,080)				$(33,180)	$100
Net loss attributable to noncontrolling interest				(670)				(580)	(90)
Net loss				$(33,750)				$(33,760)	$10
Interest expense				16,410				26,150	(9,740)
Income tax expense (benefit)				70				(1,310)	1,380
Depreciation and amortization				10,530				10,520	10
EBITDA	$10,290	$(4,340)	$(12,690)	$(6,740)	$11,250	$580	$(10,230)	$1,600	$(8,340)
Net loss attributable to noncontrolling interest	—	670	—	670	—	580	—	580	90
Loss (income) from discontinued operations, net of tax	—	—	500	500	—	—	(6,770)	(6,770)	7,270
Severance	530	20	(10)	540	(190)	—	—	(190)	730
Restructuring, relocation and related business disruption costs	1,300	30	320	1,650	1,310	(1,410)	—	(100)	1,750
Non-cash stock compensation	—	—	1,320	1,320	—	—	970	970	350
Loss (gain) on business divestitures and other assets	600	(180)	40	460	960	3,630	1,320	5,910	(5,450)
Board transition support	—	—	—	—	—	—	1,450	1,450	(1,450)
Product liability and litigation claims	—	1,510	—	1,510	—	4,320	—	4,320	(2,810)
Debt issuance costs	—	—	1,310	1,310	—	—	3,040	3,040	(1,730)
Unrealized foreign currency remeasurement costs	(700)	2,440	10	1,750	(80)	560	140	620	1,130
Other	—	—	—	—	200	(310)	(100)	(210)	210
Adjusted EBITDA	$12,020	$150	$(9,200)	$2,970	$13,450	$7,950	$(10,180)	$11,220	$(8,250)

Segment Information

The following table summarizes financial information for our operating segments for 2Q20 and 2Q19:

	Three Months Ended June 30,		Change
	2020	2019	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$74,120	$108,950	$(34,830)	(32.0%)
Horizon Europe-Africa	46,370	83,700	(37,330)	(44.6%)
Total	$120,490	$192,650	$(72,160)	(37.5%)
Gross Profit
Horizon Americas	$18,140	$26,900	$(8,760)	(32.6%)
Horizon Europe-Africa	(90)	9,410	(9,500)	(101.0%)
Total	$18,050	$36,310	$(18,260)	(50.3%)
Operating Profit (Loss)
Horizon Americas	$3,430	$9,490	$(6,060)	(63.9%)
Horizon Europe-Africa	(5,970)	1,580	(7,550)	(477.8%)
Corporate	(5,430)	(8,420)	2,990	(35.5%)
Total	$(7,970)	$2,650	$(10,620)	(400.8%)
Adjusted EBITDA
Horizon Americas	$5,900	$12,060	$(6,160)	(51.1%)
Horizon Europe-Africa	(2,150)	4,410	(6,560)	(148.8%)
Corporate	(3,710)	(4,190)	480	(11.5%)
Total	$40	$12,280	$(12,240)	(99.7%)

The following table summarizes financial information for our operating segments for 2Q20 YTD and 2Q19 YTD:

	Six Months Ended June 30,		Change
	2020	2019	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$166,490	$204,450	$(37,960)	(18.6%)
Horizon Europe-Africa	117,250	165,870	(48,620)	(29.3%)
Total	$283,740	$370,320	$(86,580)	(23.4%)
Gross Profit
Horizon Americas	$37,760	$44,810	$(7,050)	(15.7%)
Horizon Europe-Africa	6,540	15,060	(8,520)	(56.6%)
Total	$44,300	$59,870	$(15,570)	(26.0%)
Operating Profit (Loss)
Horizon Americas	$6,160	$7,990	$(1,830)	(22.9%)
Horizon Europe-Africa	(8,480)	(1,610)	(6,870)	426.7%
Corporate	(12,330)	(17,100)	4,770	(27.9%)
Total	$(14,650)	$(10,720)	$(3,930)	36.7%
Adjusted EBITDA
Horizon Americas	$12,020	$13,450	$(1,430)	(10.6%)
Horizon Europe-Africa	150	7,950	(7,800)	(98.1%)
Corporate	(9,200)	(10,180)	980	(9.6%)
Total	$2,970	$11,220	$(8,250)	(73.5%)

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020
	Horizon Americas	Horizon Europe-Africa	Consolidated	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	(32.0)%	(44.6)%	(37.5)%	(18.6)%	(29.3)%	(23.4)%
Less: currency impact	(0.2)%	(1.0)%	(0.5)%	(0.2)%	(1.7)%	(0.9)%
Revenue growth at constant currency	(31.8)%	(43.6)%	(36.9)%	(18.4)%	(27.6)%	(22.5)%